UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
December 22, 2005
(Date of report; date of
earliest event reported)
Commission file number: 0-51438
RESIDENTIAL CAPITAL CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	20-1770738
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)
8400 Normandale Lake Boulevard
Minneapolis, Minnesota
55437
(Address of principal executive offices)
(Zip Code)
(952) 857-8700
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02 Termination of Material Definitive Agreement
Item 8.01. Other Events
SIGNATURES

Item 1.02 Termination of Material Definitive Agreement
On December 22, 2005, Residential Capital Corporation (“ResCap”) notified General Motors Acceptance Corporation (“GMAC”) that it was terminating its revolving credit agreement with GMAC and certain GMAC affiliates effective December 30, 2005. Under the revolving credit agreement, GMAC and such affiliates agreed to make a total of $2.5 billion of revolving credit loans to ResCap from time to time until June 2007. ResCap’s obligations under the revolving credit agreement are guaranteed by its material subsidiaries. ResCap’s borrowings under the agreement bear interest at LIBOR plus a margin that varies depending on ResCap’s credit rating and the amount of borrowings outstanding under the agreement. ResCap also pays GMAC an annual facility fee that varies depending on ResCap’s credit rating. ResCap had not borrowed any amounts under the revolving credit agreement since its was entered into in June 2005 and did not anticipate making any borrowings under that agreement in the future. ResCap will not pay any termination penalty in connection with the termination of the agreement.
Item 8.01. Other Events
On December 29, 2005, ResCap repaid $250 million of the subordinated note that it owes to GMAC, leaving $4.130 billion outstanding under the subordinated note as of that date.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RESIDENTIAL CAPITAL CORPORATION (Registrant)
Dated: December 29, 2005	/s/ Davee L. Olson
Davee L. Olson
Chief Financial Officer

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